Exhibit 10.6

ALTISOURCE RESIDENTIAL CORPORATION
2016 EQUITY INCENTIVE PLAN
Stock Option Award Agreement
This Stock Option Award Agreement (this “Agreement”) is made by and between Altisource Residential Corporation, a Maryland corporation (the “Corporation”), and [●] (the “Participant”), effective as of [●] (the “Date of Grant”).
RECITALS
WHEREAS, the Corporation has adopted the Altisource Residential Corporation 2016 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and
WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Stock Options to purchase shares of Common Stock (“Shares”) on the terms and conditions set forth in the Plan and this Agreement.
NOW THEREFORE, for services provided by the Participant to the Corporation or one of its Affiliates (“Service”) and in consideration of the promises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Stock Options. The Corporation hereby grants to the Participant, effective as of the Date of Grant, the right and option to purchase, on the terms and conditions set forth in the Plan and this Agreement, all or any part of an aggregate of [●] Shares, subject to adjustment as set forth in the Plan (the “Options”). The Options are intended to be nonqualified stock options.

2.	Exercise Price. The exercise price of each Option is [●] per Share, subject to adjustment as set forth in the Plan (the “Exercise Price”).

3.	Vesting of Options.

(a)	General.

(i)	Subject to the Participant’s continued Service through each applicable vesting date:

1.	one-third of the Options shall vest upon the later of (A) the first anniversary of the Date of Grant and (B) the date the Performance Goal (as defined in Section 3(a)(ii)) is attained;

2.	one-third of the Options shall vest upon the later of (A) the second anniversary of the Date of Grant and (B) the date the Performance Goal is attained; and

3.	one-third of the Options shall vest upon the later of (A) the third anniversary of the Date of Grant and (B) the date the Performance Goal is attained;
provided, however, that, except as set forth in Section 3(b), no portion of the Options shall vest if the Performance Goal is not attained on or prior to the fourth anniversary of the Date of Grant.

(ii)
For purposes of this Agreement, the “Performance Goal” shall be attained on the date, which date must occur, if ever, no later than the fourth anniversary of the Date of Grant, that the sum of (a) the average price per Share for the consecutive 20-trading-day period ending on such date plus (b) the amount of all reinvested dividends, calculated on a per-share basis, from the Date of Grant through such date shall equal or exceed 125% of the price per Share on the Date of Grant (i.e., 125% of the Exercise Price). If the Performance Goal is not attained on or prior to the fourth anniversary of the Date of Grant, then, except as set forth in Section 3(b), no portion of the Options shall vest.

(b)	Termination of Service.

(i)
All unvested Options shall fully vest upon a termination of the Participant’s Service by the Corporation without Cause or by the Participant for Good Reason, in either case, on or within two years following a Change of Control.

(ii)
Upon a termination of the Participant’s Service by the Corporation without Cause or by the Participant for Good Reason other than as set forth in clause (i) above and at a time when the Performance Goal has previously been attained, a portion of the unvested Options shall immediately vest based on the product of (x) the total number of unvested Options and (y) a fraction, the numerator of which is the number of full calendar months elapsed from the Date of Grant or, if later, the most recent anniversary thereof, through the date of termination, and the denominator of which is the number of full calendar months from the Date of Grant, or, if later, the most recent anniversary thereof through the third anniversary of the Date of Grant (i.e., 36, 24 or 12). Any portion of the unvested Options that does not vest in accordance with the immediately preceding sentence shall be forfeited immediately, automatically and without consideration on the date of termination of Service.

(iii)
Upon a termination of the Participant’s Service by the Corporation without Cause or by the Participant for Good Reason other than as set forth in clause (i) above and at a time when the Performance Goal has not yet been attained, a portion of the unvested Options shall initially remain outstanding and eligible to vest based on the product of (x) the total number of unvested Options and (y) a fraction, the numerator of which is the number of full calendar months elapsed from the Date of Grant through the date of termination (such number not to exceed 36), and the denominator of which is 36. Such portion of the unvested Options shall remain outstanding until the earlier of (I) the date the Performance Goal is attained, in which case such portion shall vest, and (II) the fourth anniversary of the Date of Grant, in which case such portion shall be forfeited immediately, automatically and without consideration. Any portion of the unvested Options that does not remain outstanding in accordance with the immediately preceding sentence shall be forfeited immediately, automatically and without consideration on the date of termination of Service.

(iv)	All unvested Options shall fully vest upon a termination of the Participant’s Service due to death or Disability.

(v)	All vested and unvested Options will be forfeited immediately, automatically and without consideration upon a termination of Service for Cause.

(vi)
Except as otherwise set forth in clauses (i) through (v) above, any unvested Options will be forfeited immediately, automatically and without consideration upon a termination of Service for any reason.

(vii)	For purposes of this Agreement:

1.
“Cause” means gross or willful neglect of duty that is not corrected after 30 days’ written notice thereof; misconduct, malfeasance, fraud or dishonesty that materially and adversely affects the Corporation or its reputation in the industry; or the commission of a felony or a crime involving moral turpitude. All determinations as to Cause shall be made by the Committee in its sole discretion.

2.
“Disability” means a medically determinable physical or mental impairment that is expected to result in death or that has lasted or can be expected to last for either (x) a continuous period of at least 90 days or (y) an aggregate of 90 days in any 180-day period.

3.
“Good Reason” means, without the consent of the Participant, (i) a material diminution in the Participant’s title, position, duties or responsibilities with respect to the Corporation, or (ii) the notification of the Participant by the Corporation that the Corporation shall require the Participant to relocate his or her primary place of Service with the Corporation to a site that is more than 50 miles from both the Participant’s current primary place of Service and the Participant’s primary residence; provided, however, that no act or omission described in clause (i) or (ii) shall be treated as “Good Reason” under this Agreement unless (a) the Participant delivers to the Corporation a written statement of the basis for Participant’s belief that Good Reason exists within 120 days following the date such basis first arises, (b) the Corporation fails to cure the grounds constituting Good Reason within 30 days following Participant’s delivery of such written statement, and (c) Participant actually resigns within 90 days of such failure to cure.

4.
Expiration. Any unvested Options will expire on the fourth anniversary of the Date of Grant, and any vested but unexercised Options will expire on the seventh anniversary of the Date of Grant, or earlier as provided in this Agreement or the Plan (the “Expiration Date”).

5.	Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the vested Options at any time prior to the earliest to occur of:

(a)	the Expiration Date;

(b)	the date that is 12 months following termination of the Participant’s Service due to death or Disability;

(c)	the date that is 90 days following termination of the Participant’s Service other than for death, Disability or Cause; or

(d)	the date of termination of the Participant’s Service for Cause.

6.	Exercise of Options.

(a)
Notice of Exercise. Subject to Sections 3, 4 and 5, the Participant or, in the case of the Participant’s death or Disability, the Participant’s representative may exercise all or any part of the vested Options (covering whole Shares) through an approved online securities account (or as otherwise specified by the Committee) in accordance with the procedures therein (a “Notice of Exercise”). The Notice of Exercise will be electronically executed by the person exercising the Options. In the event that the Options are being exercised by the Participant’s representative, the Notice of Exercise will be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Options. The Participant or the Participant’s representative will deliver to the Committee, at the time of giving the Notice of Exercise, payment in a form permissible under Section 7 for the full amount of the Purchase Price (as defined below) and applicable withholding taxes as provided below.

(b)
Issuance of Shares. After all requirements with respect to the exercise of the Options have been satisfied, the Committee will cause the Shares as to which the Options have been exercised to be issued (or, in the Committee’s discretion, in un-certificated form, upon the books of the Corporation’s transfer agent), registered in the name of the person exercising the Options (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Neither the Corporation nor the Committee will be liable to the Participant or any other Person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.

(c)
Withholding Requirements. The Corporation in its sole discretion shall have the power and the right to deduct or withhold automatically from any Shares deliverable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Corporation, the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement, or in the sole discretion of the Committee, such greater amount necessary to satisfy the Participant’s expected tax liability, provided that, the withholding of such greater amount does not result in adverse tax or accounting consequences to the Corporation (the “Withheld Taxes”).

7.
Payment for Shares. The “Purchase Price” will be the Exercise Price multiplied by the number of Shares with respect to which Options are being exercised. All or part of the Purchase Price and any Withheld Taxes may be paid as follows:

(a)	Cash or Check. In cash or by bank certified check.

(b)
Brokered Cashless Exercise. To the extent permitted by applicable law and the Committee, from the proceeds of a sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates. In that case, the Participant will electronically execute a Notice of Exercise and provide the Corporation’s third-party Plan administrator with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale proceeds to pay the aggregate purchase price and/or Withheld Taxes, as applicable. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements or coordinate procedures with one or more brokerage firms.

(c)
Net Exercise. By reducing the number of Shares otherwise deliverable upon the exercise of the Options by the number of Shares having a Fair Market Value equal to the amount of the Purchase Price and/or Withheld Taxes, as applicable.

(d)
Surrender of Stock. In each instance, at the sole discretion of the Committee, by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant free and clear of any restriction or limitation, unless the Committee specifically agrees in writing to accept such Shares subject to such restriction or limitation. Such Shares will be surrendered to the Corporation in good form for transfer and will be valued by the Corporation at their Fair Market Value on the date of the applicable exercise of the Options, or to the extent applicable, on the date the Withheld Taxes are to be determined. The Participant will not surrender, or attest to the ownership of, Shares in payment of the Purchase Price (or Withheld Taxes) if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Options for financial reporting purposes that otherwise would not have been recognized (collectively, “Withheld Taxes”).

8.
Adjustment to Options. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 8 of the Plan, the Options may be adjusted in accordance with Section 8 of the Plan.

9.	Miscellaneous Provisions.

(a)
Securities Laws Requirements. No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Corporation may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which shares of the same class are then listed and under any blue-sky or other securities laws applicable to those Shares.

(b)
No Rights as Shareholder. Neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Corporation with respect to any Shares subject to the Options until the Participant or the Participant’s representative becomes entitled to receive those Shares by (i) electronically executing a Notice of Exercise, (ii) paying the Purchase Price and Withheld Taxes as provided in this Agreement, and the Corporation actually receiving those amounts, (iii) the Corporation issuing those Shares and entering the name of the Participant in the register of shareholders of the Corporation as the registered holder of those Shares and (iv) satisfying any other conditions as the Committee reasonably requires.

(c)
Transfer Restrictions. The Shares purchased by exercise of the Options will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Corporation or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Corporation’s transfer agent to make appropriate reference to such restrictions.

(d)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or any Affiliate or of the Participant, which rights are hereby expressly reserved, to terminate the Participant’s Service at any time and for any reason, with or without Cause.

(e)
Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Corporation at its principal executive office, or (ii) by electronic transmission to the Corporation’s e-mail address of the Corporation’s General Counsel. Any notification required by the terms of this Agreement will be given by the Corporation (x) in a writing addressed to the address that the Participant most recently provided to the Corporation, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable).

(f)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(g)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(h)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(j)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Corporation.

(k)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Maryland, excluding any conflicts- or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(l)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(m)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Options subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Participant have executed this Stock Option Award Agreement as of the Date of Grant.

PARTICIPANT	ALTISOURCE RESIDENTIAL CORPORATION

Signed:	By:

Printed:	Name:

Title:

[Signature Page - Options Award Agreement]